Exhibit 99.1

For Immediate Release

October 17, 2017

For More Information

Trisha Voltz Carlson

EVP, Investor Relations Manager

504.299.5208

trisha.carlson@hancockwhitney.com

Hancock reports third quarter 2017 EPS of $.68

Results include $11.4 million, or $.08 per share, of nonoperating expense

GULFPORT, Miss. (October 17, 2017) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the third quarter of 2017. Net income for the third quarter of 2017 was $58.9 million, or $.68 per diluted common share (EPS), compared to $52.3 million, or $.60 EPS in the second quarter of 2017 and $46.7 million, or $.59 EPS, in the third quarter of 2016. The third quarter of 2017 includes nonoperating expenses of approximately $11.4 million ($.08 per share impact), while the second quarter of 2017 included $10.6 million of nonoperating items ($.08 per share). The nonoperating items in both quarters were mainly related to the two previously disclosed FNBC transactions. There were no nonoperating items in the third quarter of 2016.

Highlights of the company’s third quarter 2017 results (compared to second quarter 2017):

•	Includes a full quarter impact from both FNBC transactions
•	Reported earnings increased $6.6 million, or 13%
•	Loans increased $312 million, or 7% linked-quarter annualized
•	Energy loans declined $97 million and comprise 6.0% of total loans, down from 6.7%; allowance for the energy portfolio totals $79.8 million, or 7.0% of energy loans
•	Core pre-provision net revenue (PPNR) of $111.1 million, up $9.5 million or 9%
•	Net interest margin (NIM) of 3.44% up 1 basis point (bp); core NIM up 3 bps to 3.32%
•	Operating expenses totaled $166.2 million, down $6.6 million
•	Efficiency ratio improved to 57.5%
•	Return on average assets (ROA) up 9 bps to 0.88%; excluding nonoperating expense ROA increased 10 bps to 0.99%
•	Tangible common equity (TCE) ratio increased 15 bps to 7.80%

“This quarter reflects the culmination of hard work and relentless determination to deliver the results we expected this company could produce,” said President and CEO John M. Hairston. “We have achieved our core strategic objectives for operating EPS and efficiency ratio, and believe we are within reach of attaining our operating ROA and TCE goals in the near future. We successfully reentered the M&A arena this year and delivered on the remaining FNBC expense synergy reductions this quarter. While we are pleased with achievements thus far, we still have work to do and will remain focused on improving company performance in the future. As a natural progression of our continued growth and commitment to the future, we intend to consolidate our two brands

Hancock reports third quarter 2017 financial results

October 17, 2017

sometime during the first half of 2018 subject to any applicable approvals. The iconic Hancock and Whitney brands have existed since 1899 and 1883 respectively. We have decided to honor the legacies of these brands by combining the names and will operate as Hancock Whitney Corporation and Hancock Whitney Bank.  This decision highlights our respect for the legacy of two grand old banks, which have come together now fully and seamlessly in the interest of demonstrating centuries-old core values, heartfelt commitment to serve clients in the Gulf South region, and our desire to grow shareholder value.”

Loans

Total loans at September 30, 2017 were $18.8 billion, up approximately $312 million, or 2%, linked-quarter. Loans to energy-related companies decreased $97 million during the third quarter. There was growth throughout the markets across our footprint and in our mortgage and equipment finance lines of business.

Average loans totaled $18.6 billion for the third quarter of 2017, up $222 million, or 1%, linked-quarter.

Energy

At September 30, 2017, loans to the energy industry totaled $1.1 billion, or 6.0% of total loans. As noted earlier, the energy portfolio was down $97 million, or 8% linked-quarter, and is comprised of credits to both the exploration and production (E&P) sector and the support and services sectors. Payoffs and paydowns of approximately $142 million and charge-offs of approximately $8 million were partially offset by approximately $52 million in fundings.

The impact and severity of future risk rating migration, as well as any associated provisions or net charge-offs, will depend on overall oil prices and the duration of the energy cycle that began in November 2014. As previously noted, management still expects a continued lag in the recovery of energy service and support credits. Reserve-based lending credits are showing signs of improvement given the stabilization in oil prices, and we expect improvement in land-based services and non-drilling services in the Gulf of Mexico to follow.

Management continues to estimate that net charge-offs from energy-related credits could approximate an aggregate of $65-$95 million over the duration of the cycle, of which approximately $68 million has been taken to-date. While we expect additional charge-offs in the portfolio, we continue to believe the impact of the energy cycle on our loan portfolio will be manageable, our reserve is adequate and our capital will remain solid.

Deposits

Total deposits at September 30, 2017 were $21.5 billion, up $91 million, or less than 1%, from June 30, 2017. Average deposits for the third quarter of 2017 were $21.3 billion, up $417 million, or 2%, linked-quarter. The increase in average deposits reflects the deposits acquired in the FNBC II transaction in late April of 2017.

Noninterest-bearing demand deposits (DDAs) totaled $7.9 billion at September 30, 2017, virtually unchanged from June 30, 2017. DDAs comprised 37% of total period-end deposits at September 30, 2017.

Interest-bearing transaction and savings deposits totaled $7.9 billion at the end of the third quarter of 2017, down $509 million, or 6%, from June 30, 2017. Time deposits of $3.0 billion were up $366 million, or 14%, while interest-bearing public fund deposits increased $225 million, or 9%, to $2.8 billion at September 30, 2017.

Hancock reports third quarter 2017 financial results

October 17, 2017

Asset Quality

Nonperforming assets (NPAs) totaled $388 million at September 30, 2017, up $41 million from June 30, 2017. During the third quarter of 2017, total nonperforming loans increased approximately $38 million, while foreclosed and surplus real estate (ORE) and other foreclosed assets increased approximately $3 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 2.06% at September 30, 2017, up 18 bps from June 30, 2017.

The total allowance for loan losses (ALLL) was $223.1 million at September 30, 2017, up $1.3 million from June 30, 2017. The ratio of the allowance for loan losses to period-end loans was 1.19% at September 30, 2017, down slightly from 1.20% at June 30, 2017. There is no allowance for loan losses on the loans purchased in the FNBC transactions, however, a $58 million loan mark was applied to those loans at acquisition. The allowance for credits in the energy portfolio totaled $79.8 million, or 7.0% of energy loans, at September 30, 2017, as compared to $83.4 million, or 6.8% of energy loans, at June 30, 2017.

Net charge-offs were $11.8 million, or 0.25% of average total loans on an annualized basis in the third quarter of 2017, up from $6.0 million, or 0.13% of average total loans in the second quarter of 2017. There were approximately $3.6 million of net charge-offs related to energy credits in the third quarter of 2017.

During the third quarter of 2017, Hancock recorded a total provision for loan losses of $13.0 million, down from $15.0 million in the second quarter of 2017. Based on our assessment of the customers in the markets impacted, there was no significant change to credit quality as a result of the recent hurricanes in Houston, southwest Louisiana and Florida.

Net Interest Income and Net Interest Margin (NIM)
Net interest income (TE) for the third quarter of 2017 was $211.4 million, up $3 million from the second quarter of 2017. The increase mainly reflects a full quarter impact from the June 2017 Fed rate increase, partially offset by approximately $1.4 million, or 2 bps on NIM, of interest reversals on nonaccrual loans. A higher than normal level of securities premium amortization and higher cost deposits acquired in the FNBC transaction negatively impacted both the NIM and NII.

Average earning assets were $24.5 billion for the third quarter of 2017, up $149 million, or 1%, from the second quarter of 2017. The reported net interest margin (TE) was 3.44% for the third quarter of 2017, up 1 bp from the second quarter of 2017.

Noninterest Income

Noninterest income totaled $67.1 million for the third quarter of 2017, down $0.4 million, or 1%, from the second quarter of 2017. Included in the total for the second quarter of 2017 is amortization of $1.3 million related to the FDIC indemnification asset. As a result of the termination of the loss share agreements in the second quarter of 2017, the amortization was eliminated beginning in the third quarter of 2017. Excluding the impact of this item in the second quarter, noninterest income was down $1.7 million, or 2%, linked-quarter.

Service charges on deposits totaled $21.4 million for the third quarter of 2017, up $1.4 million, or 7%, from the second quarter of 2017. Bank card and ATM fees totaled $13.4 million, down $0.3 million, or 2%, from the second quarter of 2017.

Trust fees totaled $10.7 million, down $0.8 million, or 7% linked-quarter. Investment and annuity income and insurance fees totaled $6.2 million, down $0.2 million, or 3% linked-quarter.

Hancock reports third quarter 2017 financial results

October 17, 2017

Fees from secondary mortgage operations totaled $4.2 million for the third quarter of 2017, down $0.1 million, or 2% linked-quarter.

Other noninterest income (excluding the amortization of the FDIC indemnification asset) totaled $11.1 million, down $1.7 million, or 13%, from the second quarter of 2017. The decrease is mainly related to higher levels of derivative income and co-arranger fees during the second quarter.

Noninterest Expense & Taxes
Noninterest expense for the third quarter of 2017 totaled $177.6 million, down $5.9 million, or 3%, from the second quarter of 2017. Included in the total is $11.4 million of nonoperating expenses mainly related to costs associated with the FNBC transactions. Excluding these items, operating expenses totaled $166.2 million, down $6.6 million, or 4%, linked-quarter. The decrease is related to the elimination of the remaining nonpermanent FNBC expenses. The discussion below excludes nonoperating items.

Total personnel expense was $92.6 million in the third quarter of 2017, down $3.6 million, or 4%, from the second quarter of 2017. Occupancy and equipment expense totaled $15.7 million in the third quarter of 2017, down $1.0 million, or 6%, from the second quarter of 2017.

Amortization of intangibles totaled $6.1 million for the third quarter of 2017, up $0.3 million or 5% linked-quarter.

ORE expense totaled $0.2 million in the third quarter. Net gains on ORE dispositions exceeded ORE expense by $1.0 million in the second quarter of 2017. The third quarter reflects a more normal level of ORE expense.

Other operating expense totaled $51.6 million in the third quarter of 2017, down $3.5 million, or 6%, from the second quarter of 2017. The decrease is partly related to the elimination of nonpermanent expenses associated with the FNBC transactions such as data processing (DP) expense.

The effective income tax rate for the third quarter of 2017 was 26%. Management expects the tax rate for the fourth quarter of 2017 to approximate 21-22% due to the change in accounting treatment for stock compensation and the vesting of awards. The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity at September 30, 2017 totaled $2.9 billion. The tangible common equity (TCE) ratio was 7.80%, up 15 bps from June 30, 2017. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Wednesday, October 18, 2017 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockwhitney.com/investors. A link to the release with additional financial tables, and a link to a slide presentation related to third quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through October 25, 2017 by dialing (855) 859-2056 or (404) 537-3406, passcode 91756815.

Hancock reports third quarter 2017 financial results

October 17, 2017

About Hancock Holding Company

Hancock Holding Company is a financial services company with regional business headquarters and locations across the Gulf South. The company’s banking subsidiary provides comprehensive financial products and services through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank locations in Louisiana and Texas, including traditional, online, and mobile banking; commercial and small business banking; private banking; trust and investment services; certain insurance services; and mortgage services. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock’s performance. The reconciliations of those measures to GAAP measures are provided within Appendix A on page 17 of the additional financial tables.

In this news release, consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 35% to increase tax-exempt interest income to a taxable-equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

Over the past several quarters we have disclosed our focus on strategic initiatives that were designed to replace declining levels of purchase accounting income from acquisitions with improvement in core income, which the company defines as income excluding net purchase accounting income. The company presents core income non-GAAP measures including core net interest income and core net interest margin, core revenue and core pre-provision net revenue. These measures are provided to assist the reader with a better understanding of the company’s performance period over period as well as providing investors with assistance in understanding the success management has experienced in executing its strategic initiatives.

We define Core Net Interest Income as net interest income (TE) excluding net purchase accounting accretion resulting from the fair market value adjustments related to acquired operations. We define Core Net Interest Margin as reported core net interest income expressed as a percentage of average earning assets. A reconciliation of reported net interest income to core net interest income and reported net interest margin to core net interest margin is included in Appendix A.

We define Core Revenue as core net interest income and noninterest income less the amortization of the FDIC loss share receivable related to loans acquired in an FDIC assisted transaction and other nonoperating revenue. A reconciliation of total revenue to core revenue is included in Appendix A.

We define Core Pre-Provision Net Revenue as core revenue less noninterest expense, excluding nonoperating items and intangible asset amortization. Management believes that core pre-provision net revenue is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle. A reconciliation of net income to core pre-provision net revenue is included in Appendix A.

Important Cautionary Statement About Forward-Looking Statements
This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-

Hancock reports third quarter 2017 financial results

October 17, 2017

looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, the impact of the First NBC transactions on our performance and financial condition, including our ability to successfully integrate the business, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, and the financial impact of regulatory requirements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other periodic reports that we file with the SEC.

HANCOCK HOLDING COMPANY
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Nine Months Ended
(amounts in thousands, except per share data)	9/30/2017	6/30/2017	9/30/2016	9/30/2017	9/30/2016
INCOME STATEMENT DATA
Net interest income	$202,857	$199,717	$163,513	$584,265	$491,318
Net interest income (TE) (a)	211,436	208,281	170,297	609,706	509,641
Provision for loan losses	13,040	14,951	18,972	43,982	96,204
Noninterest income	67,115	67,487	63,008	198,093	184,888
Noninterest expense	177,616	183,470	149,058	524,628	456,032
Net income	58,902	52,267	46,719	160,183	97,465
Nonoperating items, net - pre-tax (for informational purposes only)	11,393	10,617	—	24,121	4,978
PERIOD-END BALANCE SHEET DATA
Loans	$18,786,285	$18,473,841	$16,070,821	$18,786,285	$16,070,821
Securities	5,624,552	5,668,836	4,843,112	5,624,552	4,843,112
Earning assets	24,545,798	24,295,892	21,085,398	24,545,798	21,085,398
Total assets	26,816,755	26,630,569	23,108,730	26,816,755	23,108,730
Noninterest-bearing deposits	7,896,384	7,887,867	7,543,041	7,896,384	7,543,041
Total deposits	21,533,859	21,442,815	18,885,477	21,533,859	18,885,477
Common shareholders' equity	2,863,275	2,813,962	2,489,127	2,863,275	2,489,127
AVERAGE BALANCE SHEET DATA
Loans	$18,591,219	$18,369,446	$16,023,458	$18,092,622	$15,977,526
Securities (b)	5,679,841	5,241,735	4,707,224	5,321,974	4,628,330
Earning assets	24,487,426	24,338,130	21,197,406	23,871,477	21,085,445
Total assets	26,677,573	26,526,253	23,202,790	25,993,814	23,091,705
Noninterest-bearing deposits	7,775,913	7,769,932	7,277,568	7,670,517	7,130,762
Total deposits	21,349,818	20,932,561	18,710,236	20,517,779	18,570,427
Common shareholders' equity	2,838,517	2,786,566	2,472,398	2,786,444	2,444,818
COMMON SHARE DATA
Earnings per share - diluted	$0.68	$0.60	$0.59	$1.85	$1.23
Cash dividends per share	0.24	0.24	0.24	0.72	0.72
Book value per share (period-end)	33.78	33.21	32.09	33.78	32.09
Tangible book value per share (period-end)	23.92	23.27	22.89	23.92	22.89
Weighted average number of shares - diluted	84,980	84,867	77,677	84,818	77,653
Period-end number of shares	84,767	84,738	77,571	84,767	77,571
Market data
High sales price	$50.40	$52.94	$32.94	$52.94	$32.94
Low sales price	41.05	42.70	24.49	41.05	20.01
Period-end closing price	48.45	49.00	32.43	48.45	32.43
Trading volume	33,243	39,035	42,809	117,397	140,796
PERFORMANCE RATIOS
Return on average assets	0.88%	0.79%	0.80%	0.82%	0.56%
Return on average common equity	8.23%	7.52%	7.52%	7.69%	5.33%
Return on average tangible common equity	11.68%	10.69%	10.58%	10.77%	7.55%
Tangible common equity ratio (c)	7.80%	7.65%	7.93%	7.80%	7.93%
Net interest margin (TE) (a)	3.44%	3.43%	3.20%	3.41%	3.23%
Average loan/deposit ratio	87.08%	87.76%	85.64%	88.18%	86.04%
Efficiency ratio (d)	57.50%	60.59%	61.80%	59.70%	62.78%
Allowance for loan losses as a percent of period-end loans	1.19%	1.20%	1.47%	1.19%	1.47%
Annualized net non-FDIC acquired charge-offs to average loans	0.25%	0.13%	0.24%	0.35%	0.32%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	56.45%	63.92%	74.75%	56.45%	74.75%
Noninterest income as a percent of total revenue (TE) (a)	24.09%	24.47%	27.01%	24.52%	26.62%

FTE headcount	3,979	4,162	3,747	3,979	3,747

(a) Taxable-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles, and nonoperating items.

HANCOCK HOLDING COMPANY
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
INCOME STATEMENT DATA
Net interest income	$202,857	$199,717	$181,691	$167,798	$163,513
Net interest income (TE) (a)	211,436	208,281	189,989	175,314	170,297
Provision for loan losses	13,040	14,951	15,991	14,455	18,972
Noninterest income	67,115	67,487	63,491	65,893	63,008
Noninterest expense	177,616	183,470	163,542	156,283	149,058
Net income	58,902	52,267	49,014	51,831	46,719
Nonoperating items, net - pre-tax (for informational purposes only)	11,393	10,617	2,111	—	—
PERIOD-END BALANCE SHEET DATA
Loans	$18,786,285	$18,473,841	$18,204,868	$16,752,151	$16,070,821
Securities	5,624,552	5,668,836	5,001,273	5,017,128	4,843,112
Earning assets	24,545,798	24,295,892	23,278,297	21,881,520	21,085,398
Total assets	26,816,755	26,630,569	25,485,026	23,975,302	23,108,730
Noninterest-bearing deposits	7,896,384	7,887,867	7,722,279	7,658,203	7,543,041
Total deposits	21,533,859	21,442,815	19,922,020	19,424,266	18,885,477
Common shareholders' equity	2,863,275	2,813,962	2,763,622	2,719,768	2,489,127
AVERAGE BALANCE SHEET DATA
Loans	$18,591,219	$18,369,446	$17,303,044	$16,323,897	$16,023,458
Securities (b)	5,679,841	5,241,735	5,037,286	4,939,240	4,707,224
Earning assets	24,487,426	24,338,130	22,770,001	21,462,188	21,197,406
Total assets	26,677,573	26,526,253	24,756,506	23,437,530	23,202,790
Noninterest-bearing deposits	7,775,913	7,769,932	7,462,258	7,534,392	7,277,568
Total deposits	21,349,818	20,932,561	19,247,858	18,912,155	18,710,236
Common shareholders' equity	2,838,517	2,786,566	2,733,089	2,517,418	2,472,398
COMMON SHARE DATA
Earnings per share - diluted	$0.68	$0.60	$0.57	$0.64	$0.59
Cash dividends per share	0.24	0.24	0.24	0.24	0.24
Book value per share (period-end)	33.78	33.21	32.70	32.29	32.09
Tangible book value per share (period-end)	23.92	23.27	23.19	23.87	22.89
Weighted average number of shares - diluted	84,980	84,867	84,624	79,067	77,677
Period-end number of shares	84,767	84,738	84,517	84,235	77,571
Market data
High sales price	$50.40	$52.94	$49.50	$45.50	$32.94
Low sales price	41.05	42.70	41.71	31.73	24.49
Period-end closing price	48.45	49.00	45.55	43.10	32.43
Trading volume	33,243	39,035	45,119	43,664	42,809
PERFORMANCE RATIOS
Return on average assets	0.88%	0.79%	0.80%	0.88%	0.80%
Return on average common equity	8.23%	7.52%	7.27%	8.19%	7.52%
Return on average tangible common equity	11.68%	10.69%	9.92%	11.42%	10.58%
Tangible common equity ratio (c)	7.80%	7.65%	7.94%	8.64%	7.93%
Net interest margin (TE) (a)	3.44%	3.43%	3.37%	3.26%	3.20%
Average loan/deposit ratio	87.08%	87.76%	89.90%	86.31%	85.64%
Efficiency ratio (d)	57.50%	60.59%	61.16%	62.82%	61.80%
Allowance for loan losses as a percent of period-end loans	1.19%	1.20%	1.17%	1.37%	1.47%
Annualized net non-FDIC acquired charge-offs to average loans	0.25%	0.13%	0.70%	0.50%	0.24%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	56.45%	63.92%	68.77%	63.58%	74.75%
Noninterest income as a percent of total revenue (TE) (a)	24.09%	24.47%	25.05%	27.32%	27.01%

FTE headcount	3,979	4,162	3,819	3,724	3,747

(a) Taxable-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles, and nonoperating items.

HANCOCK HOLDING COMPANY
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	9/30/2017	6/30/2017	9/30/2016	9/30/2017	9/30/2016
NET INCOME
Interest income	$232,716	$226,177	$182,153	$661,408	$546,300
Interest income (TE)	241,295	234,741	188,937	686,849	564,623
Interest expense	29,859	26,460	18,640	77,143	54,982
Net interest income (TE)	211,436	208,281	170,297	609,706	509,641
Provision for loan losses	13,040	14,951	18,972	43,982	96,204
Noninterest income	67,115	67,487	63,008	198,093	184,888
Noninterest expense	177,616	183,470	149,058	524,628	456,032
Income before income taxes	79,316	68,783	58,491	213,748	123,970
Income tax expense	20,414	16,516	11,772	53,565	26,505
Net income	$58,902	$52,267	$46,719	$160,183	$97,465
NONINTEREST INCOME
Service charges on deposit accounts	$21,444	$20,061	$18,716	$60,711	$55,493
Trust fees	10,742	11,506	11,512	33,459	34,825
Bank card and ATM fees	13,390	13,687	11,808	39,545	35,110
Investment and annuity fees	5,570	5,271	4,289	15,440	14,265
Secondary mortgage market operations	4,157	4,241	4,917	11,965	12,005
Insurance commissions and fees	660	1,174	1,088	2,499	3,635
Amortization of FDIC loss share receivable	—	(1,327)	(1,539)	(2,427)	(4,678)
Other income	11,152	12,874	11,866	32,549	32,768
Securities transactions, net	—	—	351	—	1,465
Total operating noninterest income	67,115	67,487	63,008	193,741	184,888
Nonoperating income	—	—	—	4,352	—
Total noninterest income	$67,115	$67,487	$63,008	$198,093	$184,888
NONINTEREST EXPENSE
Personnel expense	$92,621	$96,210	$83,163	$277,843	$252,141
Net occupancy expense	12,102	12,968	10,068	35,832	30,818
Equipment expense	3,626	3,799	3,349	11,133	10,203
Other real estate (income) expense, net	199	(1,004)	(5,214)	(818)	(4,419)
Other operating expense	51,605	55,123	52,806	155,633	147,296
Amortization of intangibles	6,070	5,757	4,886	16,532	15,015
Total operating expense	166,223	172,853	149,058	496,155	451,054
Nonoperating expense	11,393	10,617	—	28,473	4,978
Total noninterest expense	$177,616	$183,470	$149,058	$524,628	$456,032
COMMON SHARE DATA
Earnings per share:
Basic	$0.68	$0.60	$0.59	$1.85	$1.23
Diluted	0.68	0.60	0.59	1.85	1.23

HANCOCK HOLDING COMPANY
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
NET INCOME
Interest income	$232,716	$226,177	$202,515	$185,867	$182,153
Interest income (TE)	241,295	234,741	210,813	193,383	188,937
Interest expense	29,859	26,460	20,824	18,069	18,640
Net interest income (TE)	211,436	208,281	189,989	175,314	170,297
Provision for loan losses	13,040	14,951	15,991	14,455	18,972
Noninterest income	67,115	67,487	63,491	65,893	63,008
Noninterest expense	177,616	183,470	163,542	156,283	149,058
Income before income taxes	79,316	68,783	65,649	62,953	58,491
Income tax expense	20,414	16,516	16,635	11,122	11,772
Net income	$58,902	$52,267	$49,014	$51,831	$46,719
NONINTEREST INCOME
Service charges on deposit accounts	$21,444	$20,061	$19,206	$18,694	$18,716
Trust fees	10,742	11,506	11,211	11,764	11,512
Bank card and ATM fees	13,390	13,687	12,468	12,317	11,808
Investment and annuity fees	5,570	5,271	4,599	4,212	4,289
Secondary mortgage market operations	4,157	4,241	3,567	4,277	4,917
Insurance commissions and fees	660	1,174	665	866	1,088
Amortization of FDIC loss share receivable	—	(1,327)	(1,100)	(1,240)	(1,539)
Other income	11,152	12,874	8,523	14,714	11,866
Securities transactions, net	—	—	—	289	351
Total operating noninterest income	67,115	67,487	59,139	65,893	63,008
Nonoperating income	—	—	4,352	—	—
Total noninterest income	$67,115	$67,487	$63,491	$65,893	$63,008
NONINTEREST EXPENSE
Personnel expense	$92,621	$96,210	$89,012	$87,551	$83,163
Net occupancy expense	12,102	12,968	10,762	10,478	10,068
Equipment expense	3,626	3,799	3,708	3,460	3,349
Other real estate (income) expense, net	199	(1,004)	(13)	615	(5,214)
Other operating expense	51,605	55,123	48,905	49,413	52,806
Amortization of intangibles	6,070	5,757	4,705	4,766	4,886
Total operating expense	166,223	172,853	157,079	156,283	149,058
Nonoperating expense	11,393	10,617	6,463	—	—
Total noninterest expense	$177,616	$183,470	$163,542	$156,283	$149,058
COMMON SHARE DATA
Earnings per share:
Basic	$0.68	$0.60	$0.57	$0.64	$0.59
Diluted	0.68	0.60	0.57	0.64	0.59

HANCOCK HOLDING COMPANY
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
ASSETS
Commercial non-real estate loans	$8,129,429	$8,093,104	$8,074,287	$7,613,917	$7,133,928
Commercial real estate - owner occupied	2,076,014	2,078,332	2,047,451	1,906,821	1,901,825
Total commercial and industrial loans	10,205,443	10,171,436	10,121,738	9,520,738	9,035,753
Commercial real estate - income producing	2,511,808	2,401,673	2,505,104	2,013,890	1,990,309
Construction and land development loans	1,373,048	1,313,522	1,252,667	1,010,879	946,592
Residential mortgage loans	2,596,692	2,493,923	2,266,263	2,146,713	2,037,162
Consumer loans	2,099,294	2,093,287	2,059,096	2,059,931	2,061,005
Total loans	18,786,285	18,473,841	18,204,868	16,752,151	16,070,821
Loans held for sale	23,236	26,787	20,883	34,064	42,545
Securities	5,624,552	5,668,836	5,001,273	5,017,128	4,843,112
Short-term investments	111,725	126,428	51,273	78,177	128,920
Earning assets	24,545,798	24,295,892	23,278,297	21,881,520	21,085,398
Allowance for loan losses	(223,122)	(221,865)	(213,550)	(229,418)	(236,061)
Goodwill	739,403	740,265	716,761	621,193	621,193
Other intangible assets, net	96,525	101,694	86,952	87,757	92,523
Other assets	1,658,151	1,714,583	1,616,566	1,614,250	1,545,677
Total assets	$26,816,755	$26,630,569	$25,485,026	$23,975,302	$23,108,730
LIABILITIES
Noninterest-bearing deposits	$7,896,384	$7,887,867	$7,722,279	$7,658,203	$7,543,041
Interest-bearing transaction and savings deposits	7,893,546	8,402,133	7,162,760	6,910,466	6,620,373
Interest-bearing public fund deposits	2,762,048	2,537,030	2,595,263	2,563,758	2,394,148
Time deposits	2,981,881	2,615,785	2,441,718	2,291,839	2,327,915
Total interest-bearing deposits	13,637,475	13,554,948	12,199,741	11,766,063	11,342,436
Total deposits	21,533,859	21,442,815	19,922,020	19,424,266	18,885,477
Short-term borrowings	1,737,151	1,810,907	2,121,932	1,225,406	1,075,956
Long-term debt	331,179	407,876	525,082	436,280	463,710
Other liabilities	351,291	155,009	152,370	169,582	194,460
Total liabilities	23,953,480	23,816,608	22,721,404	21,255,534	20,619,603
COMMON SHAREHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,012,835	2,007,942	2,003,181	1,989,611	1,726,756
Retained earnings	948,591	910,459	878,953	850,689	818,060
Accumulated other comprehensive income	(98,151)	(104,439)	(118,512)	(120,532)	(55,689)
Total common shareholders' equity	2,863,275	2,813,962	2,763,622	2,719,768	2,489,127
Total liabilities & shareholders' equity	$26,816,755	$26,630,569	$25,485,026	$23,975,302	$23,108,730
CAPITAL RATIOS
Tangible common equity	$2,027,347	$1,972,003	$1,959,909	$2,010,818	$1,775,411
Tier 1 capital (e)	2,167,917	2,119,895	2,119,125	2,184,812	1,887,468
Common equity (period-end) as a percent of total assets (period-end)	10.68%	10.57%	10.84%	11.34%	10.77%
Tangible common equity ratio	7.80%	7.65%	7.94%	8.64%	7.93%
Leverage (Tier 1) ratio (e)	8.35%	8.21%	8.79%	9.56%	8.35%
Tier 1 risk-based capital ratio (e)	10.12%	10.01%	10.16%	11.26%	10.09%
Total risk-based capital ratio (e)	11.86%	11.76%	11.91%	13.21%	12.15%

(e) Estimated for most recent period-end.

HANCOCK HOLDING COMPANY
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2017	6/30/2017	9/30/2016	9/30/2017	9/30/2016
ASSETS
Commercial non-real estate loans	$8,088,195	$8,082,498	$7,127,643	$$8,006,716	$7,124,501
Commercial real estate - owner occupied	2,065,501	2,052,595	1,929,212	2,021,074	1,903,507
Total commercial and industrial loans	10,153,696	10,135,093	9,056,855	10,027,790	9,028,008
Commercial real estate - income producing	2,467,939	2,457,993	2,017,323	2,355,811	1,809,384
Construction and land development loans	1,324,139	1,296,968	873,877	1,251,135	1,046,818
Residential mortgage loans	2,549,338	2,399,422	2,019,807	2,379,560	2,031,165
Consumer loans	2,096,107	2,079,970	2,055,596	2,078,326	2,062,151
Total loans	18,591,219	18,369,446	16,023,458	18,092,622	15,977,526
Loans held for sale	21,723	22,389	38,687	21,815	27,561
Securities (f)	5,679,841	5,241,735	4,707,224	5,321,974	4,628,330
Short-term investments	194,643	704,560	428,037	435,066	452,028
Earning assets	24,487,426	24,338,130	21,197,406	23,871,477	21,085,445
Allowance for loan losses	(224,537)	(216,851)	(228,603)	(222,623)	(210,913)
Goodwill and other intangible assets	837,107	826,097	716,097	798,050	721,056
Other assets	1,577,577	1,578,877	1,517,890	1,546,910	1,496,117
Total assets	$26,677,573	$26,526,253	$23,202,790	$25,993,814	$23,091,705
LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$7,775,913	$7,769,932	$7,277,568	$7,670,517	$7,130,762
Interest-bearing transaction and savings deposits	8,097,370	8,047,426	6,732,815	7,685,213	6,775,870
Interest-bearing public fund deposits	2,764,961	2,539,424	2,253,588	2,618,215	2,243,078
Time deposits	2,711,574	2,575,779	2,446,265	2,543,834	2,420,717
Total interest-bearing deposits	13,573,905	13,162,629	11,432,668	12,847,262	11,439,665
Total deposits	21,349,818	20,932,561	18,710,236	20,517,779	18,570,427
Short-term borrowings	1,909,365	2,232,845	1,366,236	2,089,024	1,427,199
Long-term debt	339,535	428,292	468,100	408,191	474,435
Other liabilities	240,338	145,989	185,820	192,376	174,826
Common shareholders' equity	2,838,517	2,786,566	2,472,398	2,786,444	2,444,818
Total liabilities & shareholders' equity	$26,677,573	$26,526,253	$23,202,790	$25,993,814	$23,091,705

(f) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	9/30/2017			6/30/2017			9/30/2016
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (h)	$13,945.8	$151.3	4.31%	$13,890.1	$148.4	4.29%	$11,948.1	$114.4	3.81%
Residential mortgage loans	2,549.3	25.0	3.94%	2,399.4	22.2	3.71%	2,019.8	20.2	4.01%
Consumer loans	2,096.1	29.4	5.57%	2,080.0	29.3	5.64%	2,055.6	26.7	5.18%
Loan fees & late charges	—	(0.5)	—%	—	(0.2)	—%	—	(0.8)	—%
Total loans (TE) (i)	18,591.2	205.2	4.39%	18,369.5	199.7	4.36%	16,023.5	160.5	3.99%
Loans held for sale	21.7	0.2	3.97%	22.4	0.2	4.22%	38.7	0.3	3.34%
US Treasury and government agency securities	125.6	0.7	2.08%	125.9	0.7	2.08%	60.1	0.3	1.73%
CMOs and mortgage backed securities	4,575.0	25.4	2.21%	4,068.4	22.8	2.23%	3,965.4	20.6	2.08%
Municipals (TE)	975.4	9.2	3.80%	983.0	9.3	3.81%	677.1	6.7	3.95%
Other securities	3.8	0.0	1.94%	64.4	0.3	1.91%	4.6	0.0	2.51%
Total securities (TE) (g)	5,679.8	35.3	2.48%	5,241.7	33.1	2.52%	4,707.2	27.6	2.34%
Total short-term investments	194.7	0.6	1.17%	704.5	1.7	0.99%	428.0	0.5	0.47%
Average earning assets yield (TE)	$24,487.4	241.3	3.92%	$24,338.1	234.7	3.87%	$21,197.4	188.9	3.55%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$8,097.4	8.4	0.41%	$8,047.4	8.1	0.40%	$6,732.8	4.5	0.27%
Time deposits	2,711.6	7.7	1.12%	2,575.7	6.5	1.01%	2,446.3	5.6	0.91%
Public funds	2,764.9	5.7	0.82%	2,539.5	3.8	0.59%	2,253.6	2.5	0.44%
Total interest-bearing deposits	13,573.9	21.8	0.64%	13,162.6	18.4	0.56%	11,432.7	12.6	0.44%
Short-term borrowings	1,909.4	4.4	0.92%	2,232.8	4.2	0.77%	1,366.2	1.0	0.30%
Long-term debt	339.5	3.6	4.29%	428.3	3.9	3.61%	468.1	5.0	4.28%
Total borrowings	2,248.9	8.0	1.43%	2,661.1	8.1	1.22%	1,834.3	6.0	1.32%
Total interest-bearing liabilities cost	15,822.8	29.8	0.75%	15,823.7	26.5	0.67%	13,267.0	18.6	0.56%
Net interest-free funding sources	8,664.6			8,514.4			7,930.4
Total cost of funds	24,487.4	29.8	0.48%	24,338.1	26.5	0.44%	21,197.4	18.6	0.35%
Net Interest Spread (TE)		$211.5	3.17%		208.2	3.19%		$170.3	2.99%
Net Interest Margin (TE)	$24,487.4	$211.5	3.44%	$24,338.1	$208.2	3.43%	$21,197.4	$170.3	3.20%

(g) Average securities does not include unrealized holding gains/losses on available for sale securities.
(h) Tax equivalent (te) amounts are calculated using a marginal federal income tax rate of 35%.
(i) Includes nonaccrual loans.

HANCOCK HOLDING COMPANY
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Nine Months Ended
	9/30/2017			9/30/2016
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (h)	$13,634.7	$430.1	4.22%	$11,884.2	$341.1	3.83%
Residential mortgage loans	2,379.6	68.7	3.85%	2,031.2	62.2	4.09%
Consumer loans	2,078.3	85.3	5.49%	2,062.1	79.2	5.13%
Loan fees & late charges	—	(0.9)	—%	—	(2.2)	—%
Total loans (TE) (i)	18,092.6	583.2	4.31%	15,977.5	480.3	4.01%
Loans held for sale	21.8	0.7	4.09%	27.6	0.7	3.54%
US Treasury and government agency securities	122.6	1.9	2.07%	53.4	0.7	1.70%
CMOs and mortgage backed securities	4,208.4	70.1	2.22%	4,053.2	65.4	2.15%
Municipals (TE)	967.0	27.7	3.82%	516.5	15.8	4.08%
Other securities	24.0	0.3	1.92%	5.2	0.1	2.06%
Total securities (TE) (g)	5,322.0	100.0	2.50%	4,628.3	82.0	2.36%
Total short-term investments	435.1	3.0	0.94%	452.0	1.6	0.47%
Average earning assets yield (TE)	$23,871.5	686.9	3.84%	$21,085.4	$564.6	3.58%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$7,685.2	21.0	0.37%	$6,775.9	13.9	0.27%
Time deposits	2,543.9	19.3	1.01%	2,420.7	16.3	0.90%
Public funds	2,618.2	12.6	0.64%	2,243.1	6.8	0.40%
Total interest-bearing deposits	12,847.3	52.9	0.55%	11,439.7	37.0	0.43%
Short-term borrowings	2,089.0	11.7	0.75%	1,427.2	2.9	0.28%
Long-term debt	408.2	12.6	4.11%	474.4	15.1	4.25%
Total borrowings	2,497.2	24.3	1.29%	1,901.6	18.0	1.27%
Total interest-bearing liabilities cost	15,344.5	77.2	0.67%	13,341.3	55.0	0.55%
Net interest-free funding sources	8,527.0			7,441.1
Total cost of funds	23,871.5	77.2	0.43%	21,085.4	55.0	0.35%
Net Interest Spread (TE)		$609.7	3.17%		$509.6	3.03%
Net Interest Margin (TE)	$23,871.5	$609.7	3.41%	$21,085.4	$509.6	3.23%

(g) Average securities does not include unrealized holding gains/losses on available for sale securities.
(h) Taxable equivalent (te) amounts are calculated using a marginal federal tax rate of 35%.
(i) Includes nonaccrual loans.

HANCOCK HOLDING COMPANY
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2017	6/30/2017	9/30/2016	9/30/2017	9/30/2016
Nonaccrual loans (j)	$269,676	$238,219	$302,810	$269,676	$302,810
Restructured loans - still accruing	96,735	90,502	8,059	96,735	8,059
Total nonperforming loans	366,411	328,721	310,869	366,411	310,869
ORE and foreclosed assets	21,219	18,049	19,806	21,219	19,806
Total nonperforming assets	$387,630	$346,770	$330,675	$387,630	$330,675
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.06%	1.88%	2.06%	2.06%	2.06%
Accruing loans 90 days past due	$28,850	$18,390	$4,933	$28,850	$4,933
Accruing loans 90 days past due as a percent of loans	0.15%	0.10%	0.03%	0.15%	0.03%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.21%	1.97%	2.09%	2.21%	2.09%
ALLOWANCE FOR LOAN LOSSES
Beginning Balance	$221,865	$213,550	$226,086	$229,418	$181,179
Net provision for loan losses - purchased credit impaired loans	180	(216)	(416)	(442)	(723)
Provision for loan losses - non-purchased credit impaired loans	12,860	15,167	19,388	44,424	96,927
Net provision for loan losses	13,040	14,951	18,972	43,982	96,204
(Decrease)increase in FDIC loss share receivable	—	(696)	410	(2,526)	(3,027)
Net charge-offs - purchased credit impaired	—	(45)	(124)	73	(338)
Charge-offs - non-purchased credit impaired	18,795	9,114	12,439	61,601	48,493
Recoveries - non-purchased credit impaired	(7,012)	(3,129)	(2,908)	(13,922)	(9,860)
Net charge-offs	11,783	5,940	9,407	47,752	38,295
Ending Balance	$223,122	$221,865	$236,061	$223,122	$236,061
Allowance for loan losses as a percent of period-end loans	1.19%	1.20%	1.47%	1.19%	1.47%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	56.45%	63.92%	74.75%	56.45%	74.75%
NET CHARGE-OFF INFORMATION
Net charge-offs - non-purchased credit impaired:
Commercial & real estate loans	$4,261	$931	$4,330	$28,097	$25,091
Residential mortgage loans	1,639	247	299	2,067	411
Consumer loans	5,883	4,807	4,902	17,515	13,131
Total net charge-offs - non-purchased credit impaired	$11,783	$5,985	$9,531	$47,679	$38,633
Net charge-offs - non-purchased credit impaired to average loans:
Commercial & real estate loans	0.12%	0.03%	0.14%	0.28%	0.28%
Residential mortgage loans	0.26%	0.04%	0.06%	0.12%	0.03%
Consumer loans	1.11%	0.93%	0.95%	1.13%	0.85%
Total net charge-offs - non-purchased credit impaired to average loans	0.25%	0.13%	0.24%	0.35%	0.32%

(j) Included in nonaccrual loans are nonaccruing restructured loans totaling $119.7 million, $96.3 million and $48.2 million at 9/30/17, 6/30/17 and 9/30/16, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

HANCOCK HOLDING COMPANY
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Nonaccrual loans (j)	$269,676	$238,219	$262,649	$317,970	$302,810
Restructured loans - still accruing	96,735	90,502	47,267	39,818	8,059
Total nonperforming loans	366,411	328,721	309,916	357,788	310,869
ORE and foreclosed assets	21,219	18,049	17,156	18,943	19,806
Total nonperforming assets	$387,630	$346,770	$327,072	$376,731	$330,675
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.06%	1.88%	1.79%	2.25%	2.06%
Accruing loans 90 days past due	$28,850	$18,390	$590	$3,039	$4,933
Accruing loans 90 days past due as a percent of loans	0.15%	0.10%	0.00%	0.02%	0.03%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.21%	1.97%	1.80%	2.26%	2.09%
Allowance for loan losses	$223,122	$221,865	$213,550	$229,418	$236,061
Allowance for loan losses as a percent of period-end loans	1.19%	1.20%	1.17%	1.37%	1.47%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	56.45%	63.92%	68.77%	63.58%	74.75%
Provision for loan losses	13,040	14,951	15,991	14,455	18,972
NET CHARGE-OFF INFORMATION
Net charge-offs - non-purchased credit impaired:
Commercial & real estate loans	$4,261	$931	$22,905	$13,495	$4,330
Residential mortgage loans	1,639	247	181	(230)	299
Consumer loans	5,883	4,807	6,825	7,159	4,902
Total net charge-offs - non-purchased credit impaired	$11,783	$5,985	$29,911	$20,424	$9,531
Net charge-offs - non-purchased credit impaired to average loans:
Commercial & real estate loans	0.12%	0.03%	0.71%	0.44%	0.14%
Residential mortgage loans	0.26%	0.04%	0.03%	(0.04)%	0.06%
Consumer loans	1.11%	0.93%	1.34%	1.39%	0.95%
Total net charge-offs - non-purchased credit impaired to average loans	0.25%	0.13%	0.70%	0.50%	0.24%
AVERAGE LOANS
Commercial & real estate loans	$13,945,774	$13,890,054	$13,058,628	$12,182,553	$11,948,056
Residential mortgage loans	2,549,338	2,399,422	2,185,928	2,085,081	2,019,807
Consumer loans	2,096,107	2,079,970	2,058,488	2,056,263	2,055,596
Total average loans	$18,591,219	$18,369,446	$17,303,044	$16,323,897	$16,023,458

(j) Included in nonaccrual loans are nonaccruing restructured loans totaling $119.7 million, $96.3 million, $112.6 million, $81.9 million, $48.2 million at 9/30/17, 6/30/17, 3/31/17, 12/31/16 and 9/30/16, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

HANCOCK HOLDING COMPANY
Appendix A To the Earnings Release
Non-GAAP Measures Reconciliations

Core net interest income (TE) and core net interest margin (TE)
	Three Months Ended					Nine Months Ended
(dollars in thousands)	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Net interest income	$202,857	$199,717	$181,691	$167,798	$163,513	$584,265	$491,318
Tax-equivalent adjustment (k)	8,579	8,564	8,298	7,516	6,784	25,441	18,323
Net interest income (TE)	$211,436	$208,281	$189,989	$175,314	$170,297	$609,706	$509,641
Purchase accounting adjustments
Net loan discount accretion (l)	7,711	8,801	5,017	4,302	5,206	21,529	17,443
Net investment premium amortization (m)	(364)	(398)	(454)	(524)	(581)	(1,216)	(1,936)
Net purchase accounting accretion	7,347	8,403	4,563	3,778	4,625	20,313	15,507
Net interest income (TE) - core	$204,089	$199,878	$185,426	$171,536	$165,672	$589,393	$494,134
Average earning assets	$24,487,426	$24,338,130	$22,770,001	$21,462,188	$21,197,406	$23,871,477	$21,085,445
Net interest margin (TE) - reported	3.44%	3.43%	3.37%	3.26%	3.20%	3.41%	3.23%
Net purchase accounting adjustments	0.12%	0.14%	0.08%	0.07%	0.08%	0.11%	0.10%
Net interest margin (TE) - core	3.32%	3.29%	3.29%	3.19%	3.12%	3.30%	3.13%

Core pre-provision net revenue (TE)
	Three Months Ended					Nine Months Ended
(dollars in thousands)	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Net interest income	$202,857	$199,717	$181,691	$167,798	$163,513	$584,265	$491,318
Noninterest income	67,115	67,487	63,491	65,893	63,008	198,093	184,888
Total revenue	$269,972	$267,204	$245,182	$233,691	$226,521	$782,358	$676,206
Tax-equivalent adjustment (k)	8,579	8,564	8,298	7,516	6,784	25,441	18,323
Purchase accounting adjustments - revenue (n)	(7,347)	(7,076)	(3,463)	(2,538)	(3,088)	(17,886)	(10,830)
Nonoperating revenue	—	—	(4,352)	—	—	(4,352)	—
Core revenue (TE)	$271,204	$268,692	$245,665	$238,669	$230,217	$785,561	$683,699
Noninterest expense	(177,616)	(183,470)	(163,542)	(156,283)	(149,058)	(524,628)	(456,032)
Intangible amortization	6,070	5,757	4,705	4,766	4,886	16,532	15,015
Nonoperating expense	11,393	10,617	6,463	—	—	28,473	4,978
Core pre-provision net revenue (TE)	$111,051	$101,596	$93,291	$87,152	$86,045	$305,938	$247,660

(k) Tax equivalent (TE) amounts are calculated using a marginal federal income tax rate of 35%.
(l) Includes net loan discount accretion arising from business combinations.
(m) Includes net investment premium amortization arising from business combinations.
(n) Includes net loan discount accretion and net investment premium amortization as defined in (l) and (m) and amortization of the FDIC loss share receivable related to an FDIC assisted transaction.